SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THE TRIZETTO GROUP, INC.

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Notes:

April 15, 2002

Dear Fellow Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to TriZetto’s 2002 annual meeting of stockholders, which will be held on Wednesday, May 15, 2002, at 2:00 p.m., at the Hyatt Regency Irvine,  17900 Jamboree Boulevard, Irvine, California.

Attached are the Notice of Annual Meeting and the Proxy Statement, which describe in detail the matters on which you are being asked to vote. Also enclosed is a proxy/voting instruction card and TriZetto’s Annual Report to Stockholders.

Whether or not you plan to attend the meeting, we urge you to promptly mark, sign, date and return the enclosed proxy/voting instruction card in the envelope provided so that your shares will be represented and properly voted at the meeting.

I look forward to seeing you at the meeting.

Jeffrey H. Margolis
Chairman of the Board, Chief Executive Officer
    and President

Notice of Annual Meeting of Stockholders
May 15, 2002

The 2002 annual meeting of stockholders of The TriZetto Group, Inc. will be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California 92614, on Wednesday, May 15, 2002, at 2:00 p.m., for the following purposes:

(1)	To elect three Class III directors to serve for a three-year term expiring at the 2005 annual meeting of stockholders or until their successors have been duly elected and qualified;

(2)
To amend TriZetto’s Second Amended and Restated 1998 Stock Option Plan to increase the number of shares issuable thereunder by 800,000 shares, bringing the total number of shares available for issuance thereunder to 9,800,000;

(3)	To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of TriZetto for the fiscal year ending December 31, 2002; and

(4)	To transact such other business properly brought before the meeting.

Only stockholders of record at the close of business on March 29, 2002 will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

By	Order of the Board of Directors

Jef	frey H. Margolis
Chairman of the Board, Chief Executive Officer
and President

April 15, 2002
Newport Beach, California

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD.

PROXY STATEMENT

GENERAL INFORMATION

Proxy Statement and Solicitation of Proxies

Solicitation by Board.    This proxy statement is being furnished in connection with the solicitation of proxies by our Board for use at our 2002 annual meeting of stockholders.

Solicitation Expenses.    It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by us.

Mailing Date.    This proxy statement and the accompanying proxy/voting instruction card are being mailed on or about April 15, 2002 to our stockholders of record as of the close of business on March 29, 2002, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

Shares Outstanding.    As of the record date, there were 45,412,053 shares of common stock outstanding and entitled to vote. No shares of preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

Voting Rights.    A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast.

Vote Required.    A quorum is required for the approval of any of the proposals set forth herein. Directors are elected by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present at the annual meeting in person or by proxy.

Voting of Proxies.    A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “FOR” the nominees for election of directors named in this proxy statement, “FOR” the amendment increasing the number of shares available under the Second Amended and Restated 1998 Stock Option Plan and “FOR” the ratification of Ernst & Young LLP as our independent auditors.

Revoking a Proxy.    Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy may be revoked or superseded by (a) executing a later dated proxy, (b) giving notice of revocation in writing prior to or at the meeting to the Secretary, The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660, or (c) attending the meeting and voting in person.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. You may revoke your consent to householding at any time by calling 1-800-542-1061. Please have ready the 12 digit control number that appears in the middle of the right-hand side of your voting instruction form for each account you wish to revoke your consent. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to the Secretary, The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660 or call us at 949-719-2200.

Other Business; Stockholder Proposals

We do not intend to present any other business for action at the 2002 annual meeting of stockholders and do not know of any other business to be presented by others.

Pursuant to our by-laws, in order for business to be properly brought by a stockholder before an annual meeting, the Secretary of TriZetto must receive, at TriZetto’s corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. If, however, the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice of the proposal must be received by us no later than the tenth day following the earlier of the date notice of the meeting is mailed or public announcement of the meeting is made. The notice must set forth (a) as to each proposed director nominee, all information with respect to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required pursuant to the federal securities laws, (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving notice and the beneficial owner, if any, the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and the class and number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

Any stockholder desiring to submit a proposal for action at our 2003 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to our Secretary at our corporate office no later than December 16, 2002 in order to be considered for inclusion in our proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Under Rule 14a-4 promulgated under the Securities and Exchange Act of 1934, as amended, if a proponent of a proposal fails to notify us at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our 2002 annual meeting of stockholders, and will therefore be allowed to use our voting authority if any stockholder proposals are raised at the meeting. If we do not receive any stockholder proposals for our 2003 Annual Meeting before March 1, 2003, we will be able to use our discretionary voting authority at the 2003 Annual Meeting as outlined above.

TriZetto Corporate Office

Our corporate offices are located at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.

Annual Report

The Annual Report to Stockholders of TriZetto for the fiscal year ended December 31, 2001 is being mailed concurrently with this proxy statement to all stockholders of record as of March 29, 2002. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board currently consists of seven directors, divided into three classes. Directors in each class serve a staggered term of three years. The Class I directors, Paul F. LeFort and Willard A. Johnson, Jr., will serve until the annual meeting of stockholders in 2003. The Class II directors, Sharon D. Garrett and David M. Thomas, will serve until the annual meeting of stockholders in 2004. The Class III directors, Jeffrey H. Margolis, Donald J. Lothrop and Eric D. Sipf, will serve until the annual meeting of stockholders in 2002.

Unless otherwise instructed, the enclosed proxy will be voted in favor of Mr. Margolis, Mr. Lothrop and  Mr. Sipf, the Class III directors. If Mr. Margolis, Mr. Lothrop or Mr. Sipf becomes unavailable to serve for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board has no reason to believe that Mr. Margolis, Mr. Lothrop or Mr. Sipf will be unavailable to serve.

The names and certain information concerning the nominees and the other continuing members of our Board of Directors are set forth below.

Class III Director Nominees

Mr. Margolis, Mr. Lothrop and Mr. Sipf are the designated nominees to serve as Class III directors until our annual meeting of stockholders in 2005.

Jeffrey H. Margolis, 38, is our co-founder and has served as our Chief Executive Officer, President and Director since inception. In August 1999, Mr. Margolis was named Chairman of the Board. From July 1994 to February 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of FHP International Corporation, a managed care organization. From November 1992 to June 1994, Mr. Margolis served as Vice President and Chief Information Officer of TakeCare, Inc., a managed care organization. From September 1989 to October 1992, Mr. Margolis held various executive positions, including Vice President and Chief Operating Officer of Comprecare, Inc., a managed care organization. From June 1984 to September 1989, Mr. Margolis served in various positions with Andersen Consulting (now known as Accenture), including his final position as Manager, Healthcare Consulting. Mr. Margolis received his B.S. degree in Business Administration—Management Information Systems from the University of Illinois at Urbana-Champaign in 1984. Mr. Margolis earned his State of Illinois Certified Public Accountant certification in 1984 and his State of Colorado Certified Public Accountant certification in 1988.

Donald J. Lothrop, 42, has been a director since April 1998. Mr. Lothrop has been a General Partner of Delphi Management Partners II, L.P. since July 1994, a Managing Member of Delphi Management Partners III, L.L.C. since March 1995, a Managing Member of Delphi Management Partners IV, L.L.C. since October 1997 and a Managing Member of Delphi Management Partners V, L.LC. since April 2000, all of which are venture capital firms. From January 1991 to June 1994, Mr. Lothrop was a Partner of Marquette Venture Partners, a venture capital firm, where he focused on the healthcare industry. From 1989 to 1990, Mr. Lothrop worked at Bain & Company, Inc., a management consulting firm. Mr. Lothrop received his M.B.A. from Harvard Business School in 1989 and his B.S. degree in Accounting from Pennsylvania State University in 1981.

Eric D. Sipf, 53, has been a director since October 2000. From February 1997 until he retired in June 2000, Mr. Sipf was President and Chief Executive Officer of PacifiCare of Colorado and Regional Vice President (Colorado, Ohio and Kentucky) of PacifiCare Health Systems, a managed care organization. From July 1994 to February 1997, Mr. Sipf served as Senior Vice President, Eastern Division, of FHP International Corporation, a managed care organization. From January 1985 to June 1994, Mr. Sipf served as President and Chief Executive Officer of Comprecare, Inc., a managed care organization. From September 1993 to June 1994, Mr. Sipf also served as President and Chief Executive Officer of TakeCare of Colorado, a managed care organization. Mr. Sipf received his B.S. in Business Administration from Indiana University in 1970. Mr. Sipf received his State of Indiana Certified Public Accountant certification in 1979.

Continuing Class I Directors

Willard A. Johnson Jr., 56, has been a director since October 2000. For most of the period from June 1975 until he retired in August 1998, Mr. Johnson served in various positions for Andersen Consulting (now known as Accenture), including his final position as Office Managing Partner (Denver). During most of his 24-year career with Accenture, Mr. Johnson provided information technology expertise to the healthcare industry. Mr. Johnson received his B.A. degree in Psychology from Dartmouth College in 1968 and his M.B.A. from Harvard Business School in 1975.

Paul F. LeFort, 61, has been a director since April 1999. From October 1995 until he retired in  January 2000, Mr. LeFort served as the Chief Information Officer for UnitedHealth Group, a health and well being company. Mr. LeFort is currently performing independent consulting services to a variety of venture capital firms and healthcare-related organizations. From November 1994 to October 1995, Mr. LeFort was the Senior Vice President and Chief Information Officer for The MetraHealth Companies, Inc., jointly owned by Travelers Insurance Company and Metropolitan Life Insurance Company. From 1975 to 1994, Mr. LeFort served as a senior partner at Deloitte & Touche Management Consulting for Health Care Information Systems (now Deloitte Consulting). Mr. LeFort received his B.S. degree in Physics and Economics from Boston College in 1962.

Continuing Class II Directors

Sharon D. Garrett, 53, has been a director since March 2002. From 2000 to 2001, Ms. Garrett served in numerous chief executive officer and chief operating officer roles for both late-stage startup companies and for divisions of large, established corporations, primarily in technology, health care, medical education and e-commerce industries. From April 2000 to November 2000, Ms. Garrett was the Chairman of the Board and Chief Executive Officer of Zyan Communications, a high-speed, broadband communications company. From June 1989 to April 2000, Ms. Garrett served as the Senior Vice President and Chief Information Officer of The Walt Disney Company. From October 1986 to June 1989, Ms. Garrett served as the deputy director of the UCLA Medical Center. From April 1985 to October 1986, Ms. Garrett was the Chief Operating Officer of the  U.S. Operations of Porton International, a multinational biotechnology company. Ms. Garrett is a member of the Board of Directors of Ross Stores and an advisory member of the Board of Directors of Validus, the venture capital subsidiary of United Healthcare, and Exult, a business-process re-engineering and human resources outsourcing company. Ms. Garrett received her B.A. in Economics in 1971, M.PH in Statistics/Health Planning in 1978, and Ph.D. in Public Health in 1984, all from the University of California at Los Angeles.

David M. Thomas, 52, has been a director since January 2001. Since November 2000, Mr. Thomas has served as Chief Executive Officer and Chairman of the Board of IMS Health Incorporated, a leading provider of information solutions to the pharmaceutical and healthcare industries. From January 1998 to October 2000, Mr. Thomas served as Senior Vice President and Group Executive for IBM and was responsible for the global Personal Systems Group. From January 1996 to January 1998, Mr. Thomas served as General Manager, Global Industries, for IBM and was responsible for sales and support of top customers of IBM. From August 1995 to January 1996, Mr. Thomas was General Manager of IBM North America. Prior to 1995, Mr. Thomas held various executive positions at IBM; he originally joined IBM in 1972 as a marketing representative. Mr. Thomas serves on the board of directors of three public companies: IMS Health Incorporated, Cognizant Technology Solutions, and Fortune Brands. Mr. Thomas received his B.S. in Industrial Engineering in 1971 and his M.S. in Engineering in 1972, both from the University of Florida.

Right to Nominate Director.    IMS Health Incorporated has a contractual right to designate one individual to be a Class II director. Mr. Thomas has been designated as IMS’ nominee.

The Board recommends that you vote “FOR” the election of Messrs. Margolis, Lothrop and Sipf.

Information Regarding the Board of Directors and its Committees

Our Board held 10 meetings (including telephonic meetings) during the fiscal year ended December 31, 2001. Other than Mr. Thomas, who attended seventy-one percent of the aggregate number of meetings, each incumbent director attended at least seventy-five percent of the aggregate number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

Our Board has an Audit Committee and a Compensation Committee. The Audit Committee is currently comprised of three directors selected by our Board. The current members of the Audit Committee are Sharon D. Garrett, Paul F. LeFort and David M. Thomas. Ms. Garrett joined the Audit Committee in March 2002, replacing Eric D. Sipf who served on the committee during the 2001 fiscal year. The Audit Committee acts pursuant to the written Audit Committee Charter approved by the Board and is authorized to handle all matters that it deems appropriate regarding our independent accountants and to otherwise communicate and act upon matters relating to the review and audit of our books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by us. In addition, the Audit Committee makes recommendations to the Board with respect to the selection of our independent accountants. The Audit Committee held five meetings (including telephonic meetings) during the fiscal year ended December 31, 2001.

The Compensation Committee is currently comprised of two directors selected by our Board. The current members of the Compensation Committee are Paul F. LeFort and Donald J. Lothrop. The functions of the Compensation Committee include advising the Board on officer and employee compensation. The Board, based on input from the Compensation Committee, establishes the annual compensation rates for our executive officers. The Compensation Committee held nine meetings (including telephonic meetings) during the fiscal year ended December 31, 2001.

TriZetto does not have a nominating committee. Instead, the Board, as a whole, identifies and screens candidates for membership on our Board.

Other Executive Officers

Anthony Bellomo, 48, joined us in October 2000 as Division President of HealtheWare, our application software unit. From March 1994 to October 2000, Mr. Bellomo served as President of Erisco Managed Care Technologies, Inc., a managed care software development company that we acquired in October 2000. Prior to being named President of Erisco, Mr. Bellomo held various positions with Erisco since 1977. He received his B.S. degree in Systems Engineering from Polytechnic Institute of New York in 1975.

John E. Kao, 40, joined us in January 2002 as our Executive Vice President and Chief Revenue Officer. From January 2001 to December 2001, Mr. Kao served as General Partner and Chief Financial Officer of Marketocracy, Inc., a mutual fund management company. From February 1997 to December 2000, Mr. Kao served in various positions with Pacificare Health Systems, Inc., a health maintenance organization, including his final position as President and Chief Executive Officer, Ventures Division. From March 1995 to February 1997, Mr. Kao served as

Vice President, Mergers and Acquisitions of FHP International, Inc., a managed care organization. From September 1987 to March 1995, Mr. Kao served as Director, Investment Banking of Bankamerica Securities, Inc., a division of Bank of America. Mr. Kao received his B.S. degree in Finance from Santa Clara University in 1983. Mr. Kao earned his MBA in Finance at the University of California at Los Angeles in 1987.

Gail H. Knopf, 55, joined us in April 1999 and served as our Vice President of e-Commerce from  June 1999 to December 1999. In January 2000, Ms. Knopf was promoted to Senior Vice President, e-Business. In November 2000, Ms. Knopf was promoted to Chief Operating Officer of HealthWeb. In November 2001,  Ms. Knopf was named General Manager of HealthWeb. From April 1997 to March 1999, Ms. Knopf served as Executive Vice President, Chief Information Officer and a director of Management and Technology Solutions, Inc., a physician services provider. From 1993 to 1997, Ms. Knopf served as Vice President and Chief Information Officer of Humana, Inc., a managed care organization. From 1969 to 1993, Ms. Knopf held various positions with Humana, both in the managed care and the hospital divisions, including Vice President of Systems Development. Ms. Knopf earned her B.A. degree in Mathematics from Vanderbilt University in 1968.

Daniel J. Spirek, 35, joined us in May 1997 as our Vice President, Supplemental Management Services. From June 1999 to January 2000, Mr. Spirek served as our Senior Vice President, Professional Services Group (now known as transformation services group). In February 2000, Mr. Spirek was promoted to Executive Vice President of our transformation services group. In July 2000, Mr. Spirek was promoted to Division President, Business Solutions, our hosting and consulting business. From July 1994 to May 1997, Mr. Spirek served as Vice President, Information Services for FHP/PacifiCare, a managed care organization. Prior to July 1994, Mr. Spirek held various information technology management positions at TakeCare, Inc., a managed care organization, Comprecare, Inc., a managed care organization, and a consulting position at Andersen Consulting (now known as Accenture). Mr. Spirek received his B.S. degree in Information Management Systems from the University of Colorado in 1988.

Michael J. Sunderland, 47, joined us as our Vice President of Finance, Chief Financial Officer and Secretary in May 1999. In August 1999, Mr. Sunderland was named as our Senior Vice President of Finance. From May 1998 to April 1999, Mr. Sunderland was an independent healthcare consultant. From March 1996 to May 1998, Mr. Sunderland served as the Vice President and Chief Financial Officer of Health Net, a California subsidiary of Foundation Health Systems, Inc., a managed care organization. From April 1994 to March 1996, Mr. Sunderland was the Chief Financial Officer of Diagnostic Imaging Systems, Inc., a publicly held medical imaging company. Prior to 1994, Mr. Sunderland held various executive and management positions in finance for Paragon Ambulatory Surgery, Inc., Care Enterprises, Inc., Shamrock Investments, American Medical International, Inc. and Coopers & Lybrand. Mr. Sunderland earned his B.S. degree in Accounting from Loyola Marymount University in 1977. Mr. Sunderland earned his State of California Certified Public Accountant certification in 1980.

Compensation of Executive Officers

The following table sets forth the compensation earned during the three fiscal years ended December 31, 1999, 2000 and 2001 by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at December 31, 2001 and whose total salary and bonus during such year exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

				Long Term Compensation Awards
		Annual Compensation		Restricted Stock Awards	Securities Underlying Options (#)
Name and Principal Position	Year	Salary	Bonus
Jeffrey H. Margolis	2001	$300,000	$190,000	—	106,900
Chairman of the Board, Chief	2000	$275,000	$210,000	—	48,400
Executive Officer and President	1999	$240,251	$175,000	—	—

Anthony Bellomo	2001	$250,000	$187,500	—	50,000
Division President, HealtheWare	2000	$62,500	$160,000	$1,400,000	220,000
	1999	—	—	—	—

Daniel J. Spirek	2001	$250,000	$100,000	—	55,800
Division President, Business Solutions	2000	$235,311	$122,000	—	24,000
	1999	$191,406	$105,000	—	—

Michael J. Sunderland	2001	$190,000	$100,000	—	5,200
Senior Vice President, Chief	2000	$179,460	$80,000	—	4,800
Financial Officer and Secretary	1999	$125,879	$90,000	—	130,000

Gail H. Knopf	2001	$160,000	$28,000	—	35,800
General Manager, HealthWeb	2000	$140,176	$40,000	—	—
	1999	$79,621	$0	—	110,000

The table does not reflect certain personal benefits which in the aggregate are less than the lower of $50,000 or 10% of each Named Executive Officer’s annual salary and bonus. Mr. Margolis’ compensation excludes $31,500 of loan forgiveness in 1999, $29,875 of loan forgiveness in 2000, and $28,250 of loan forgiveness in 2001.

The information for 2000 set forth above for Mr. Bellomo, who joined us in October 2000, reflects the salary earned from October to December 31, 2000. On October 2, 2000, Mr. Bellomo was granted 92,562 shares of restricted stock, based upon a closing price of $15.125. The year-end 2001 value of these shares was $1,214,413, based upon a closing price of $13.12 on December 31, 2001. One-sixth of the shares of restricted stock vested on October 2, 2001, the one year anniversary of the date of grant, and an additional one-sixth will vest on each of the second and third year anniversary of the grant date if Mr. Bellomo is performing continued service for TriZetto or any of its subsidiaries on such dates. An additional one-sixth of the shares vested on December 31, 2001 and an additional one-sixth will vest on each of December 31, 2002 and 2003 if Mr. Bellomo is performing continued service for TriZetto or any of its subsidiaries on such dates and Erisco meets certain revenue and operating income goals for the prior year. If we pay dividends on our common stock, Mr. Bellomo will be entitled to receive corresponding dividends on his shares of restricted stock.

Option Grants

The following table sets forth certain information concerning grants of options to each of our Named Executive Officers during the fiscal year ended December 31, 2001.

Option Grants in Last Fiscal Year
(Individual Grants)

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Jeffrey H. Margolis	6,900	<1%	$12.1875	2/22/11	$52,886	$134,024
	100,000	4.26%	$9.2500	6/28/11	$581,728	$1,474,212

Daniel J. Spirek	5,800	<1%	$12.1875	2/22/11	$44,455	$112,658
	50,000	2.13%	$9.2500	6/28/11	$290,864	$737,106

Michael J. Sunderland	5,200	<1%	$12.1875	2/22/11	$39,856	$101,003

Anthony Bellomo	50,000	2.13%	$9.2500	6/28/11	$290,864	$737,106

Gail H. Knopf	2,900	<1%	$12.1875	2/22/11	$22,227	$56,329
	2,900	<1%	$13.0800	4/25/11	$23,855	$60,454
	30,000	1.28%	$9.2500	6/28/11	$174,518	$442,264

The figures above represent options granted pursuant to our Second Amended and Restated 1998 Stock Option Plan. We granted options to purchase a total of 2,345,000 shares of common stock during 2001. All of the option grants to our Named Executive Officers were granted for ten-year terms at an exercise price equal to or greater than the fair market value of the common stock on the date of grant, as determined by our Board. All options granted above with an expiration date of June 28, 2011 vest in June 2008, provided that such options may vest earlier in 25% increments for each 25% increase in the closing price of our common stock above $9.25 and if certain other conditions are met. The other options listed above vest in 25% increments on each of the four annual anniversaries of the date of grant.

The potential realizable value represents amounts, net of exercise price before taxes, that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10%, compounded annually, over the option term. The 5% and 10% are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Option Exercises

The following table sets forth the fiscal year end options values for all options held by our Named Executive Officers. The values for “in the money” options represent the positive spread between the exercise prices of existing stock options and the price of our common stock on December 31, 2001 ($13.12 per share).

Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Dollar Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey H. Margolis	100,000	$946,100	107,100	223,200	$1,285,146	$1,358,747
Daniel J. Spirek	—	—	53,500	101,300	$643,808	$521,581
Michael J. Sunderland	32,500	$347,750	1,200	73,800	$369	$826,544
Anthony Bellomo	—	—	55,000	215,000	—	$193,500
Gail H. Knopf	40,000	$365,885	15,000	90,800	$157,800	$723,770

Employment and Severance Agreements

We have an employment contract with Jeffrey H. Margolis. We do not have any other employment contracts with our Named Executive Officers.

Mr. Margolis’ three-year employment agreement effective January 1, 2002, provides for an annual base salary of $310,000 per year, which is to be reviewed annually by the Board. Mr. Margolis is entitled to participate in a bonus plan as recommended by our Compensation Committee and approved by the Board.  Mr. Margolis may participate in all employee benefit plans or programs generally available to our employees, and we will pay or reimburse Mr. Margolis for all reasonable and necessary out-of-pocket expenses he incurs in the performance of his duties. If Mr. Margolis is terminated without cause or he voluntarily terminates for good reason, he is entitled to severance pay in the amount equal to two times his then current annual base salary.

We have entered into Change in Control Agreements with certain of our officers. These agreements provide for severance and other benefits if, following a Change in Control of TriZetto, the executive’s employment terminates in a way adverse to the executive. If the executive’s employment ends within one to three years following a Change in Control (term varies among executives) either because we terminate the executive without cause or because the executive resigns under circumstances constituting “good reason,” the executive will be entitled to:

•	bi-weekly salary through the end of the employment period;

•	medical, dental and life insurance coverage through the end of the employment period;

•	outplacement services consistent with our outplacement policy, if any;

•
payment on the last day of the employment period in an amount equal to the sum of the additional contributions that would have been allocated to the executive’s 401(k) account, if any, if the executive had remained employed through the end of the employment period;

•	payment within 30 days of the date of termination of all accrued vacation, holiday and personal leave days as of the date of termination;

•	payment of any unpaid incentive compensation the executive earned through the date of termination in accordance with the terms of any applicable incentive compensation plan; and

•
acceleration of unvested options held by executives with Change in Control Agreements, unless such acceleration would trigger the “golden parachute” excise tax imposed by the U.S. Internal Revenue Code. In such case, the options will continue to vest as if the executive officer remained employed by us.

A “Change in Control” is defined in the agreement to occur if (a) a person becomes the beneficial owner of 50% or more of the combined voting power of our securities, (b) a majority of the Board changes without the specified approval of incumbent directors, (c) we merge with another entity in a way that substantially changes the ownership of existing stockholders, or (d) our stockholders approve a complete liquidation or dissolution. “Change in Control” is also deemed to have occurred if an executive’s employment with us is terminated prior to the Change in Control and it is demonstrated that (a) such termination was at the request of a third party who has taken steps to effectuate the Change in Control; or (b) such termination arose in connection with or anticipation of the Change in Control.

Directors’ Fees

Beginning July 2001, non-employee directors received $1,000 in fees for each Board meeting they attended in person. Our directors are also reimbursed for various expenses incurred in connection with attendance at Board meetings. Each of our directors is eligible to receive stock option grants under our Second Amended and Restated 1998 Stock Option Plan. During 2001, Mr. LeFort and Mr. Thomas each received an option to purchase 5,000 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of Forms 3 and 4 and amendments thereto furnished to us, or written representations that no annual Form 5 reports were required, we believe that all forms required under Section 16(a) of the Exchange Act applicable to our directors, officers and any persons holding 10% or more of our common stock were timely filed with respect to our fiscal year ended December 31, 2001.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth specified information with respect to the beneficial ownership of our common stock as of March 8, 2002 by: (1) each person (or group of affiliate persons) who is known by us to beneficially own 5% or more of our outstanding common stock; (2) each of the Named Executive Officers; (3) each of our directors; and (4) all directors and executive officers as a group.

	Number of Shares Beneficially Owned(2)
Name and Address of Beneficial Owners(1)	Number	% of Class
IMS Health Incorporated	12,142,857	26.7%
1499 Post Road
Fairfield, CT 06430
Wellington Management Company, LLP(3)	4,543,460	10.0%
75 State Street
Boston, MA 02109
FMR Corp.(4)	2,385,172	5.3%
82 Devonshire St., R25C
Boston, MA 02109-3614
David M. Thomas(5)	12,144,107	26.7%
Jeffrey H. Margolis(6)	2,581,525	5.7%
Paul F. LeFort(7)	42,150	<1%
Eric D. Sipf(8)	11,750	<1%
Willard A. Johnson, Jr.(9)	8,150	<1%
Donald J. Lothrop	2,049	<1%
Sharon D. Garrett	—	<1%
Daniel J. Spirek(10)	328,950	<1%
Michael J. Sunderland(11)	107,148	<1%
Anthony Bellomo(12)	165,062	<1%
Gail H. Knopf(13)	36,012	<1%
All executive officers and directors as a group (12 persons)(14)	15,503,123	33.5%

(1)	Unless otherwise indicated, the business address of such stockholder is c/o The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.
(2)
The beneficial ownership is calculated based on 45,408,117 shares of our common stock outstanding as of March 8, 2002. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of March 8, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws and as otherwise set forth below, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	Wellington Management Company, LLP has shared voting power with respect to 3,355,360 shares and shared investment power with respect to 4,543,460 shares.
(4)	FMR Corp. is the parent company of Fidelity Ventures Limited, Fidelity Investors Limited Partnership and Fidelity Investors II Limited Partnership, all of which own shares of our common stock.
(5)
Consists of 12,142,857 shares held by IMS Health Incorporated. Mr. Thomas is the Chairman of the Board and Chief Executive Officer of IMS Health Incorporated and disclaims beneficial ownership of such shares. Also includes Mr. Thomas’ options for 1,250 shares of common stock, which are exercisable within 60 days of March 8, 2002.

(6)
1,688,700 shares are held by Jeffrey H. Margolis and his wife, in their capacities as trustees of the Margolis Family Trust, over which the trustees have shared voting power. 204,000 shares are held in two additional trusts over which Mr. Margolis has sole voting power and Mr. Margolis disclaims beneficial ownership in 102,000 of such shares. Includes options for 550,000 shares of common stock granted by Mr. Croghan to Mr. Margolis, which are immediately exercisable. Also includes Mr. Margolis’ options for 138,825 shares of common stock, which are exercisable within 60 days of March 8, 2002.

(7)
Includes options for 11,250 shares of common stock, which are exercisable within 60 days of March 8, 2002. Also includes 21,000 shares held by Mr. LeFort’s wife, as trustee of a trust of which she is the sole beneficiary, and Mr. LeFort disclaims beneficial ownership of such shares.

(8)	Includes options for 3,750 shares of common stock, which are exercisable within 60 days of March 8, 2002.
(9)	Includes options for 3,750 shares of common stock, which are exercisable within 60 days of March 8, 2002.
(10)	Includes options for 69,950 shares of common stock, which are exercisable within 60 days of March 8, 2002.
(11)	Includes options for 35,000 shares of common stock, which are exercisable within 60 days of March 8, 2002.
(12)	Includes 92,562 shares of restricted stock and options for 67,500 shares of common stock, which are exercisable within 60 days of March 8, 2002.
(13)	Includes options for 30,200 shares of common stock, which are exercisable within 60 days of March 8, 2002.
(14)	Includes options for 911,475 shares of common stock, which are exercisable within 60 days of March 8, 2002.

Report of the Compensation Committee

The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of our executive officers and key employees and recommends new employee benefit plans and changes to existing plans to the Board. The salary of Mr. Margolis is determined in accordance with his Employment Agreement (see “Employment and Severance Agreements,” above).

The report of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee for the fiscal year ended December 31, 2001 is attached to this proxy statement as Appendix A.

Compensation Committee Interlocks And Insider Participation

The Compensation Committee consists of the following two non-employee directors: Paul F. LeFort and Donald J. Lothrop. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

Report of the Audit Committee

The Board maintains an Audit Committee comprised of three of our outside directors. Two of the members of the Audit Committee qualify as “independent directors” under the current listing standards of the National Association of Security Dealers. One member of the Audit Committee, David M. Thomas, does not meet the definition of “independent director” because he is the Chairman of the Board and Chief Executive Officer of IMS Health Incorporated, a 26.7% stockholder.

Because Mr. Thomas is employed by our affiliate, he is not considered independent under the NASD rules. However, our Board has determined that Mr. Thomas qualifies under the exception to the rule because the Board believes that it is in the best interests of TriZetto and its stockholders that he serve on the Audit Committee. Mr. Thomas has extensive business experience and is familiar with the types of issues important to audit committees. Mr. Thomas’ understanding of financial and accounting issues makes him among the most qualified members of the Board to serve on the Audit Committee.

The report of the Audit Committee is attached to this proxy statement as Appendix B.

Certain Transactions

Margolis $100,000 Note.    In connection with Mr. Margolis’ earlier employment agreement, dated April 30, 1998, we loaned Mr. Margolis $100,000 in exchange for a promissory note in the principal sum of $100,000, bearing interest at 6.5% per year. We forgave $25,000 of the principal amount of this note and the related interest on each of April 30, 1999, April 30, 2000, and April 30, 2001 and shall forgive an additional $25,000 and the related interest on April 30, 2002, so long as Mr. Margolis remains our employee. The entire sum of principal and interest of the note is due on April 30, 2002, and is immediately due if Mr. Margolis commits any act of default as described in the note. As of December 31, 2001, the total principal and accrued interest outstanding was $26,083.35.

Altius Health Plans Inc.    In June 2001, we entered into a Services Agreement with Altius Health Plans Inc., pursuant to which we host and manage Altius’ administrative software and infrastructure. During 2001, Altius paid us an aggregate of approximately $8.3 million under the Services Agreement. Eric D. Sipf, a director of TriZetto, is the Chairman of the Board of Altius and indirectly owns approximately 6% of Altius’ outstanding common stock and approximately 11% of its outstanding preferred stock.

Future Transactions.    Any future transactions between us and our officers, directors or affiliates will either be on terms no less favorable to us than could be obtained from third parties, will be subject to approval by a majority of our outside directors, or will be consistent with policies approved by a majority of such outside directors.

Stock Performance Graph

Set forth below is a line graph comparing the cumulative stockholder return on our common stock with the cumulative total return of (i) the Nasdaq Market Index, (ii) Media General Financial Services Industry Group Index 825—Healthcare Information Services, and (iii) Media General Financial Services Industry Group Index 852—Internet Software and Services, for the period that commenced October 8, 1999, the date on which our common stock was first publicly traded on the Nasdaq National Market, and ended on December 31, 2001. The performance graph is not necessarily an indicator of future price performance. The graph assumes the reinvestment of all dividends. This information has been provided by Media General Financial Services.

The material in this performance graph is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of TriZetto under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO

AMENDMENT TO THE
SECOND AMENDED AND RESTATED 1998 STOCK OPTION PLAN

The purpose of the Second Amended and Restated 1998 Stock Option Plan is to provide participants with incentives, which will encourage them to acquire a proprietary interest in, and continue to provide services to, TriZetto. The 1998 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code.

The Board adopted and our stockholders originally approved the 1998 Plan on May 19, 1998. Our Board amended the 1998 Plan on January 22, 1999, May 21, 1999, June 28, 1999, February 17, 2000, May 19, 2000 and April 2, 2001. Our stockholders approved these amendments on June 28, 1999, June 29, 2000 and May 16, 2001. Our 1998 Plan provides for awards of incentive stock options and nonqualified stock options. A total of 9,000,000 shares of common stock has been reserved for issuance under our 1998 Plan as of May 16, 2001. As of March 8, 2002, options with respect to 1,029,087 shares had been exercised and 6,646,595 shares were subject to outstanding options, leaving only 1,324,318 shares available for grant under the 1998 Plan.

Subject to approval by our stockholders, the Board amended the 1998 Plan on April 3, 2002 to increase the authorized number of shares of common stock issuable thereunder by 800,000 shares and to reserve the additional shares for issuance under the 1998 Plan, bringing the total number of shares of common stock subject to the 1998 Plan to 9,800,000.

Approval of the amendment to the 1998 Plan will require the affirmative vote of the holders of a majority of the shares of common stock present or represented at the annual meeting of stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted “FOR” the amendment of the 1998 Plan to add 800,000 shares of common stock to the pool of shares reserved for issuance thereunder. The Board recommends a vote “FOR” the amendment to the 1998 Plan.

The principal features of the 1998 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1998 Plan itself. Copies of the 1998 Plan can be obtained by writing to the Secretary, The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.

1998 Plan Terms

Incentive Options.    Our employees (including employees of any of our subsidiaries) as may be determined by the Board, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive incentive options under the 1998 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options if the Board so determines. No incentive stock options may be granted to an optionee under the 1998 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options first become exercisable by such optionee in any calendar year under the 1998 Plan exceeds $100,000.

Nonqualified Options.    Our directors and employees, consultants, business associates or others with important business relationships with us will be eligible to receive nonqualified stock options under the 1998 Plan. An individual who has been granted a nonqualified stock option may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options if the Board so determines.

In no event may any individual be granted options under the 1998 Plan to purchase more than 400,000 shares during any calendar year. As of March 8, 2002, approximately 997 persons were participating in the 1998 Plan.

Administration.    The 1998 Plan may be administered by either the Board or a committee appointed by the Board. The Board has delegated administration of the 1998 Plan to the Compensation Committee, which is comprised of two non-employee directors, both of whom are eligible to participate in the 1998 Plan. Subject to the provisions of the 1998 Plan, the Compensation Committee has full authority to implement, administer and make all determinations necessary under the 1998 Plan.

Exercise Prices and Exercisability.    The exercise price of incentive stock options must at least be equal to the fair market value of a share of common stock on the date the option is granted (110% for optionees who own at least 10% of the outstanding common stock). Nonqualified stock options shall have an exercise price of not less than 85% of the fair market value of a share of common stock on the date such option is granted. The exercise price of all options granted under the 1998 Plan to non-employee directors shall be 100% of the fair market value of the common stock on the date of grant. Payment of the exercise price may be made in cash, by delivery of shares of our common stock or, potentially, through the delivery of a promissory note. The Compensation Committee has the authority to determine the time or times at which options granted under the 1998 Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding common stock). The closing price of our common stock on April 2, 2002 as reported on the National Market System was $11.80.

Transferability.    Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by us or within thirty days after termination of employment (one year for termination resulting from death or disability).

Amendments.    The Board may from time to time alter, amend, suspend or terminate the 1998 Plan in such respects as the Board may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option or nonqualified option theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 1998 Plan will terminate on May 19, 2008.

Benefits.    We have not determined how the additional options will be allocated among participants. Therefore, the benefits or amounts that have been received or will be received by any participant under the 1998 Plan cannot be determined.

Summary of Federal Income Tax Consequences of 1998 Plan

The following is a summary of certain federal income tax consequences of participation in the 1998 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 1998 Plan may also have consequences under state and local tax laws, which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Options.    No taxable income will be recognized by an optionee under the 1998 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As discussed below, the exercise of an incentive option also may result in items of “tax preference” for purposes of the “alternative minimum tax.”

If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a “disqualifying disposition” has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee’s death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

Section 55 of the Internal Revenue Code imposes an “alternative minimum tax” on an individual’s income to the extent the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.

An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee’s regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.

Nonqualified Options.    No taxable income is recognized by an optionee upon the grant of a nonqualified option. However, upon exercise the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding. The optionee will be required to make a direct payment to us for the tax withholding obligation at the time of the exercise. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

If the exercise price of a nonqualified option is paid by the optionee using a portion of the common stock acquired on exercise of the option (through a cashless exercise), then the optionee will recognize ordinary income as described above on both the shares actually received as well as the shares used to pay the exercise price. The shares actually received by the optionee will have a tax basis equal to the exercise price of the shares plus the amount of income recognized by the optionee as to those shares and a holding period commencing on the date of exercise.

Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee’s basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2002.

Ratification of the appointment of Ernst & Young LLP as our independent auditors will require the affirmative vote of the holders of a majority of the shares of common stock present or represented at the annual meeting of stockholders and entitled to vote at such meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the ratification of Ernst & Young LLP as our independent auditors. The Board recommends that the stockholders vote “FOR” ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection.

Ernst & Young LLP representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The fees billed to us by Ernst & Young LLP, our independent auditors, for fiscal year 2001 were as follows:

Audit Fees.    Ernst & Young LLP billed us approximately $220,000, in the aggregate, for fees for professional services rendered in connection with auditing our annual financial statements for fiscal year 2001 and reviewing the interim financial statements included in our Quarterly Reports on Form 10-Q filed for the third and fourth quarters of fiscal year 2001.

Financial Information Systems Design and Implementation Fees.    We did not retain Ernst & Young LLP for any services related to financial information systems design and implementation.

All Other Fees.    Ernst & Young LLP billed us a total of $120,000 for all other services rendered to us that are not described above.

The Audit Committee has considered whether the provision of services by Ernst & Young LLP, other than services rendered in connection with auditing our annual financial statements and reviewing our interim financial statements, is compatible with maintaining the independence of Ernst & Young LLP.

APPENDIX A

COMPENSATION COMMITTEE REPORT

During the year ended December 31, 2001, TriZetto’s Board of Directors, based upon the recommendations of the Compensation Committee, established the levels of compensation for TriZetto’s executive officers.

Compensation Policies and Objectives.    TriZetto’s executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis. There are three components to TriZetto’s executive compensation program, and each is consistent with the stated philosophy as follows:

Base Salary.    Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of TriZetto. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness with a peer group of comparable companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives and  (ii) formally reviews specific information provided by TriZetto’s accountants and other consultants, as necessary, with respect to the competitiveness of salaries paid to TriZetto’s executives.

Annual Bonus.    Annual bonuses for executives and other key employees are tied directly to TriZetto’s financial performance as well as individual performance. Annual cash bonuses are designed to reward executives for achievements of corporate, financial and operational goals and are intended to reward the achievement of outstanding performance. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid. The bonuses paid in February 2002 for fiscal year 2001 were based upon TriZetto’s financial performance and each individual’s performance during 2001.

Long-Term Incentives.    The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options. The overall goal of this component of pay is to create a strong link between TriZetto’s management and TriZetto’s stockholders through management stock ownership and the achievement of specific corporate financial measures that result in the appreciation of TriZetto’s share price. The Compensation Committee generally has followed the practice of granting options on terms that provide that the options become exercisable in cumulative annual installments over a four-year period. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer-term growth in share prices important for those receiving options.

Fiscal Year 2002 Compensation.    TriZetto is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to any of TriZetto’s executive officers for fiscal year 2002 will exceed the $1 million limit per officer. TriZetto’s Second Amended and Restated 1998 Stock Option Plan is structured so that any compensation deemed paid to an executive officer upon exercise of an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

Re	spectfully submitted,

Pau	l F. LeFort
Do	nald J. Lothrop

The material in this report is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of TriZetto under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

APPENDIX B

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of TriZetto. The Audit Committee has:

(1)	reviewed and discussed TriZetto’s audited financial statements with management;

(2)
discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of TriZetto’s financial statements, with Ernst & Young LLP, TriZetto’s independent accountants; and

(3)
reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, which relates to the accountants’ independence from TriZetto and its related entities, and has discussed with Ernst & Young LLP their independence from TriZetto.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in TriZetto’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Re	spectfully submitted,

Pau	l F. LeFort
Eri	c D. Sipf
Da	vid M. Thomas

The material in this report is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of TriZetto under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROXY
THE TRIZETTO GROUP, INC.
Proxy Solicited by the Board of Directors
Annual Meeting of Stockholders – May 15, 2002
The undersigned hereby nominates, constitutes and appoints Jeffrey H. Margolis and Michael J. Sunderland, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all of the stock of THE TRIZETTO GROUP, INC. that the undersigned is entitled to represent and vote at the 2002 Annual Meeting of Stockholders of THE TRIZETTO GROUP, INC. to be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California 92614, on May 15, 2002, at 2:00 p.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS HAVE PROPOSED AND RECOMMEND A VOTE “FOR” ITEMS 1, 2 and 3
1.	Election of Directors:

☐ FOR the nominees listed below	☐ WITHHOLD AUTHORITY to vote for the following nominee(s): -------------------------------------------- print or type name of nominee(s)

Election of the following nominees as director: Jeffrey H. Margolis, Donald J. Lothrop, Eric D. Sipf.
2. Amendment of TriZetto's Second Amended and Restated 1998 Stock Option Plan to increase the number of shares issuable thereunder by 800,000 shares:
☐    FOR                                                     ☐    AGAINST                                                     ☐    ABSTAIN
3. Ratification of Ernst & Young LLP as independent auditors:
☐    FOR                                                     ☐    AGAINST                                                     ☐    ABSTAIN
4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT – PLEASE SIGN AND DATE OTHER SIDE AND RETURN PROMPTLY

THE  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE AMENDMENT INCREASING THE NUMBER OF SHARES AVAILABLE UNDER THE SECOND AMENDED AND RESTATED 1998 STOCK OPTION PLAN AND “FOR” RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.
Date: , 2002

(Signature of stockholder)
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN
AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.